EMPLOYMENT AGREEMENT


           This EMPLOYMENT AGREEMENT dated as of August 8, 1996, between Audits & Surveys Worldwide, Inc., a Delaware corporation having an address at 650 Avenue of the Americas, New York, New York 10011 (the "COMPANY"), and Joseph T. Plummer, an individual residing at Cedar Street, P.O. Box 304, Cold Spring, New York 10516 ("EMPLOYEE").

                              W I T N E S S E T H :

           WHEREAS, the Company desires to employ Employee, and Employee is willing to enter into the employ of, and to render services to the Company, all upon the terms and subject to the conditions contained herein.

           NOW, THEREFORE, in consideration of the mutual covenants and agreements contained herein, and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties agree as follows:

           1. EMPLOYMENT. Subject to and upon the terms and conditions contained in this Agreement, the Company hereby agrees to employ Employee and Employee agrees to enter into the employ of the Company, for the period set forth in Paragraph 2 hereof and to render to the Company, its affiliates and/or subsidiaries the services described in Paragraph 3 hereof.

           2. TERM. Employee's term of employment under this Agreement shall be two (2) years, commencing on August 8, 1996 and shall continue for a period through and including August 8, 1998, unless extended in writing as hereinbelow provided or earlier terminated pursuant to the terms and conditions set forth herein (the "EMPLOYMENT TERM"). Such term shall be extended for successive one
(1) year terms unless either party hereto gives written notice to the other of its desire to terminate this Agreement at least six (6) months prior to the commencement of any such extension.

           3. DUTIES. (a) Employee shall serve as Vice Chairman of the Company subject to the authority of the Board of Directors and Chief Executive Officer of the Company. The Employee shall have supervisory responsibility for all research groups and divisions including but not limited to the Audit Division, Groups 1, 3, 4, 6 and 7, the Customer Satisfaction Division, the International Division, the Media and Communications Division, the San Francisco Division and the Mid-West Division. The Employee will be responsible for the maintenance of high quality research standards for the existing businesses of the Company and for the development of new business including the development of new products and services and new clients. He will also have


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responsibility  for the direction  and  development  of the  Company's  research business, including but not limited to supervision of all research groups and divisions, major client presentations, analytical solutions and study designs and new products and services. The Employee will represent the Company at industry functions, including membership in industry associations, speaking before industry conferences and submission of white papers to industry groups. Employee shall perform all duties and services incident to the position held by him and to the responsibilities described above.

                      (b) Employee agrees to abide by all By-laws and policies of the Company promulgated from time to time by the Company.

           4. EXCLUSIVE SERVICES AND BEST EFFORTS. Employee agrees to devote his best efforts, energies and skill to the discharge of the duties and responsibilities attributable to his position, and to this end he will devote his full time and attention during regular business hours to the business and affairs of the Company, subject to the provisions of the last sentence of subparagraph 11(b) hereof.

           5. COMPENSATION. As compensation for his services and covenants hereunder, Employee shall receive a salary ("SALARY"), payable pursuant to the Company's normal payroll procedures in place from time to time, at the rate of $325,000 per annum, additional compensation determined as hereinafter provided, and such bonuses as may be determined from time to time by the Board of Directors of the Company, in each case less all necessary and required federal, state and local payroll deductions. The Employee shall be entitled to receive annual additional compensation in an amount equal to 50% of the Company's profits arising out of sales to new customers and/or sales of new products and/or services to existing customers directly attributable to Employee's efforts; provided, however, that the maximum annual amount of additional compensation that Employee shall be entitled to receive shall be $100,000. For purposes of this Agreement, profits shall be determined by the Company on the same basis as it determines profits for research groups/divisions and any additional compensation shall be paid at the same time as payments of additional compensation are payable to other executives of the Company.

           6. BUSINESS EXPENSES. Employee shall be reimbursed for, and entitled to advances (subject to repayment to the Company if not actually incurred by Employee) with respect to, only those business expenses incurred by him (a) which are reasonable and necessary for Employee to perform his duties under this Agreement and (b) for which Employee has submitted vouchers and/or receipts in accordance with policies established from time to time by the Company.

           7. EMPLOYEE BENEFITS. (a) During the Employment Term, Employee shall be entitled to such insurance, disability and health and medical benefits and be entitled to participate



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in such  retirement  plans or programs as are from time to time  generally  made available to executive employees of the Company pursuant to the policies of the Company; PROVIDED THAT Employee shall be required to comply with the conditions attendant to coverage by such plans and shall comply with and be entitled to benefits only in accordance with the terms and conditions of such plans. The Company may withhold from any benefits payable to Employee all federal, state, local and other taxes and amounts as shall be permitted or required to be withheld pursuant to any applicable law, rule or regulation.

                      (b) Employee shall be entitled to vacation in accordance with the Company's policy in effect for executive staff, which shall be taken at such time or times as shall be mutually agreed upon with the Company.

           8. STOCK OPTIONS. Subject to approval by the Compensation and Stock Option Committee of the Board of Directors of the Company (the "STOCK OPTION COMMITTEE"), the Employee will be granted an option to purchase 50,000 shares of Common Stock of the Company at the market price of the Common Stock of the Company on the date of grant, which option will vest at the rate of 50% on each of the first and second anniversary dates of his employment. In addition, subject to the approval of the Stock Option Committee and its evaluation of Employee's performance, Employee shall be entitled to receive options to purchase up to 50,000 additional shares of Common Stock of the Company at the market price of the Common Stock of the Company on the date of grant on each of the second, third and fourth anniversary dates of Employee's employment. Such options, if granted, will vest at the rate of 50% on each of the first and second anniversaries of the respective dates of grant. All options referred to in this paragraph will be granted under the Company's 1995 Stock Option Plan (or any subsequent plan adopted by the Company) and will be subject to all of the terms and conditions of such plan.

           9. DEATH AND DISABILITY. (a) The Employment Term shall terminate on the date of Employee's death, in which event Employee's Salary, additional compensation, reimbursable expenses and benefits owing to Employee through the date of Employee's death shall be paid to his estate. Employee's estate will not be entitled to any other compensation upon termination of this Agreement pursuant to this subparagraph 9(a).

                      (b) If, during the Employment Term, in the opinion of a duly licensed physician selected by the Company, Employee, because of physical or mental illness or incapacity, shall become substantially unable to perform the duties and services required of him under this Agreement for a period of 120 consecutive days or 180 days in the aggregate during any nine-month period, the Company may, upon at least ten (10) days' prior written notice given at any time after the expiration of such 120 or 180-day period, as the case may be, to Employee of its intention to do so, terminate his employment as of such date as may be set forth in the notice. In case of such



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termination,  Employee  shall be  entitled  to receive  his  Salary,  additional compensation, reimbursable expenses and benefits owing to Employee through the date of termination. Employee will not be entitled to any other compensation upon termination of his employment pursuant to this subparagraph 9(b).

           10. TERMINATION. The Company may terminate the employment of Employee for cause, as such term is interpreted by the courts of New York. Upon such termination, the Company shall be released from any and all further obligations under this Agreement, except that the Company shall be obligated to pay Employee his Salary, additional compensation, reimbursable expenses and benefits owing to Employee through the day on which Employee is terminated. Employee will not be entitled to any other compensation upon termination of this Agreement pursuant to this Paragraph 10.

           11. DISCLOSURE OF INFORMATION AND RESTRICTIVE COVENANT. Employee acknowledges that, by his employment, he will be in a confidential relationship with the Company and will have access to confidential information and trade secrets of the Company, its subsidiaries and affiliates. Confidential information and trade secrets include, but are not limited to, customer, supplier and client lists, panels and interviewers, price lists, marketing, strategies and procedures, operational techniques, business plans and systems, quality control procedures and systems, special projects and survey and market research, including projects, research and reports for any entity or client, and any other records, files, drawings, discoveries, applications, data and information concerning the business of the Company and its customers and clients which are not in the public domain. Employee agrees that in consideration of the execution of this Agreement by the Company:

                      (a) Employee will not, during the term of this Agreement or at any time thereafter, use or disclose to any third party, trade secrets or confidential information of the Company, including, but not limited to, confidential information or trade secrets belonging or relating to the Company, its subsidiaries, affiliates, customers and clients or proprietary procedures of the Company, its subsidiaries, affiliates, customers and clients. Proprietary procedures shall include, but shall not be limited to, all information which is known or intended to be known only by employees of the Company, its subsidiaries and affiliates or others in a confidential relationship with the Company or its subsidiaries and affiliates which relates to business matters.

                      (b) Employee will not, during the term of this Agreement, directly or indirectly, under any circumstance other than at the direction and for the benefit of the Company, engage in or participate in any business activity, including, but not limited to, acting as a director, officer, employee, agent, independent contractor, partner, consultant, licensor or licensee, franchisor or franchisee, proprietor, syndicate member, shareholder or creditor or with a person having any other relationship with any other business, company, firm, occupation or business activity, that is,



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directly or indirectly,  competitive with any business carried on by the Company or any of its subsidiaries or affiliates during the term of this Agreement. The ownership by Employee of 1% or less of the issued and outstanding shares of a class of securities which is traded on a national securities exchange or in the over-the-counter market, shall not cause Employee to be deemed a shareholder under this subparagraph 11(b) or constitute a breach of Paragraph 4 hereof.

                      (c) Employee will not, during the term of this Agreement and for a period of three (3) years thereafter, on his behalf or on behalf of any other business enterprise, directly or indirectly, under any circumstance other than at the direction and for the benefit of the Company, solicit or induce any creditor, customer, client, supplier, officer, employee or agent of the Company or any of its subsidiaries or affiliates to sever his or its relationship with or leave the employ of any of such entities.

                      (d) Nothing contained in this Paragraph 11 shall be construed as prohibiting Employee from being engaged by a client or customer of the Company upon his termination of employment by the Company.

                      (e) It is expressly agreed by Employee that the nature and scope of each of the provisions set forth above in this Paragraph 11 are reasonable and necessary. If, for any reason, any aspect of the above provisions as it applies to Employee is determined by a court of competent jurisdiction to be unreasonable or unenforceable, the provisions shall only be modified to the minimum extent required to make the provisions reasonable and/or enforceable, as the case may be. Employee acknowledges and agrees that his services are of unique character and expressly grants to the Company or any subsidiary or affiliate of the Company or any successor of any of them, the right to enforce the above provisions through the use of all remedies available at law or in equity, including, but not limited to, injunctive relief.

                      (f) This Paragraph 11 and Paragraphs 12, 13 and 14 hereof shall survive the expiration or termination of this Agreement for any reason.

           12. COMPANY PROPERTY. (a) Any patents, inventions, discoveries, applications or processes designed, devised, planned, applied, created, discovered or invented by Employee in the course of Employee's employment under this Agreement and which pertain to any aspect of the Company's or its subsidiaries' or affiliates' business shall be the sole and absolute property of the Company, and Employee shall promptly report the same to the Company and promptly execute any and all documents reasonably requested to assure the Company the full and complete ownership thereof.




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                      (b)  All  records,   files,   lists,   including  computer
generated lists, drawings, documents, equipment and similar items relating to the Company's business which Employee shall prepare or receive from the Company shall remain the Company's sole and exclusive property. Upon termination of this Agreement, Employee shall promptly return to the Company all property of the Company in his possession. Employee further represents that he will not copy or cause to be copied, print out or cause to be printed out any software, documents or other materials originating with or belonging to the Company. Employee additionally represents that, upon termination of his employment with the Company, he will not retain in his possession any such software, documents or other materials.

           13. REMEDY. It is mutually understood and agreed that Employee's services are special, unique, unusual, extraordinary and of an intellectual character giving them a peculiar value, the loss of which cannot be reasonably or adequately compensated in damages in an action at law. Accordingly, in the event of any breach of this Agreement by Employee, including, but not limited to, the breach of the non-disclosure, non-solicitation and non-compete clauses under Paragraph 11 hereof, the Company shall be entitled to equitable relief by way of injunction or otherwise in addition to any damages which the Company may be entitled to recover. In addition, the Company shall be entitled to reimbursement from Employee, upon request, of any and all reasonable attorneys' fees and expenses incurred by it in enforcing any term or provision of this Agreement.

           14. REPRESENTATIONS AND WARRANTIES OF EMPLOYEE. (a) In order to induce the Company to enter into this Agreement, Employee hereby represents and warrants to the Company as follows: (i) Employee has the legal capacity and unrestricted right to execute and deliver this Agreement and to perform all of his obligations hereunder; (ii) the execution and delivery of this Agreement by Employee and the performance of his obligations hereunder will not violate or be in conflict with any fiduciary or other duty, instrument, agreement, document, arrangement or other understanding to which Employee is a party or by which he is or may be bound or subject; and (iii) Employee is not a party to any instrument, agreement, document, arrangement or other understanding with any person requiring or restricting the use or disclosure of any confidential information or the provision of any employment, consulting or other services.

                      (b) Employee hereby agrees to indemnify and hold harmless the Company from and against any and all losses, costs, damages and expenses
(including, without limitation, its reasonable attorneys' fees) incurred or suffered by the Company resulting from any breach by Employee of any of his representations or warranties set forth in subparagraph 14(a) hereof.

           15. WAIVER OF JURY TRIAL AND CONSENT TO NEW YORK JURISDICTION AND VENUE. In any action, suit or proceeding in any jurisdiction brought against the Employee by the Company, or vice versa, the Employee and the Company each waive trial by jury. The Employee hereby


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consents  and  agrees  that the  Supreme  Court of the State of New York for the
County of New York and the United States District Court for the Southern District of New York each shall have personal jurisdiction and proper venue with respect to any dispute between the Employee and the Company. In any dispute with the Company, the Employee will not raise, and hereby expressly waives, any objection or defense to any such jurisdiction as an inconvenient forum.

           16. NOTICE. Except as otherwise expressly provided, any notice, request, demand or other communication permitted or required to be given under this Agreement shall be in writing, shall be sent by one of the following means to the Employee at his address set forth on the first page of this Agreement and to the Company at its address set forth on the first page of this Agreement,
Attention: Mr. Solomon Dutka, Chief Executive Officer, with a copy to Parker Chapin Flattau & Klimpl, LLP, 1211 Avenue of the Americas, New York, New York 10036, Attention: James Alterbaum, Esq. (or to such other address as shall be designated hereunder by notice to the other parties and persons receiving copies, effective upon actual receipt) and shall be deemed conclusively to have been given: (i) on the first business day following the day timely deposited with Federal Express (or other equivalent national overnight courier) or United States Express Mail, with the cost of delivery prepaid or for the account of the sender; (ii) on the fifth business day following the day duly sent by certified or registered United States mail, postage prepaid and return receipt requested; or (iii) when otherwise actually received by the addressee on a business day (or on the next business day if received after the close of normal business hours or on any non-business day).

           17. INTERPRETATION, HEADINGS. The parties acknowledge and agree that the terms and provisions of this Agreement have been negotiated, shall be construed fairly as to all parties hereto, and shall not be construed in favor of or against any party. The section headings contained in this Agreement are for reference purposes only and shall not affect the meaning or interpretation of this Agreement.

           18. SUCCESSORS AND ASSIGNS; ASSIGNMENT; INTENDED BENEFICIARIES. Neither this Agreement, nor any of Employee's rights, powers, duties or obligations hereunder, may be assigned by Employee. This Agreement shall be binding upon and inure to the benefit of Employee and his heirs and legal representatives and the Company and its successors. Successors of the Company shall include, without limitation, any corporation or corporations acquiring, directly or indirectly, all or substantially all of the assets of the Company, whether by merger, consolidation, purchase, lease or otherwise, and such successor shall thereafter be deemed "the Company" for the purpose hereof.

           19. NO WAIVER BY ACTION, CUMULATIVE RIGHTS, ETC. Any waiver or consent from the Company respecting any term or provision of this Agreement or any other aspect of the Employee's conduct or employment shall be effective only in the specific instance and for the



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specific  purpose  for  which  given  and shall  not be  deemed,  regardless  of frequency given, to be a further or continuing waiver or consent. The failure or delay of the Company at any time or times to require performance of, or to exercise any of its powers, rights or remedies with respect to, any term or provision of this Agreement or any other aspect of the Employee's conduct or employment in no manner (except as otherwise expressly provided herein) shall affect the Company's right at a later time to enforce any such term or provision.

           20. COUNTERPARTS; NEW YORK GOVERNING LAW; AMENDMENTS, ENTIRE AGREEMENT. This Agreement may be executed in two counterpart copies, each of which may be executed by one of the parties hereto, but all of which, when taken together, shall constitute a single agreement binding upon all of the parties hereto. This Agreement and all other aspects of the Employee's employment shall be governed by and construed in accordance with the applicable laws pertaining in the State of New York (other than those that would defer to the substantive laws of another juris diction). Each and every modification and amendment of this Agreement shall be in writing and signed by the parties hereto, and any waiver of, or consent to any departure from, any term or provision of this Agreement shall be in writing and signed by each affected party hereto. This Agreement contains the entire agreement of the parties and supersedes all prior representations, agreements and understandings, oral or otherwise, between the parties with respect to the matters contained herein.

           IN WITNESS WHEREOF, the parties have executed this Agreement as of the date first above written.

                                             AUDITS & SURVEYS WORLDWIDE, INC.



                                             By: /s/ Solomon Dutka
                                             --------------------------------
                                                 Name:  Solomon Dutka
                                                 Title: Chief Executive Officer



                                               /s/ Joseph T. Plummer
                                             --------------------------------
                                                   JOSEPH T. PLUMMER




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